UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 30, 2012

IXIA
(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26601 W. Agoura Road, Calabasas, California		91302
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	818.871.1800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

Agreement and Plan of Merger Relating to Proposed Acquisition of BreakingPoint Systems, Inc.

Ixia, a California corporation (the “Company”), entered into an Agreement and Plan of Merger dated as of June 30, 2012 (the “Merger Agreement”) with BreakingPoint Systems, Inc., a Delaware corporation (“BreakingPoint”), Camden Acquisition Corp., a Delaware corporation and a direct and wholly owned subsidiary of the Company (“Acquisition Subsidiary”), and Desmond P. Wilson III, as the initial representative of the stockholders of BreakingPoint.

Subject to the terms and conditions of the Merger Agreement, Acquisition Subsidiary will merge with and into BreakingPoint, with BreakingPoint being the surviving corporation and becoming a wholly owned subsidiary of the Company (the “Merger”). The Company will pay total cash consideration of $160 million, subject to adjustment based on BreakingPoint’s net working capital and cash as of the closing date (as so adjusted, the “Merger Consideration”). At the effective time of the Merger, each issued and outstanding share of capital stock of BreakingPoint will be cancelled and converted into a right to receive a portion of the Merger Consideration.

On the closing date, the amount of $16 million of the Merger Consideration will be placed into escrow with a third party escrow agent for the satisfaction of claims made by the Company under the Merger Agreement. On the first anniversary of the closing date, the escrow will be reduced to $8,000,000, except to the extent there are claims then pending against the amount to be released. On the 18-month anniversary of the closing date, the amount then remaining in escrow will be released to the Company’s former stockholders except to the extent there are claims then pending against such amount.

The Merger Agreement contains customary representations, warranties, covenants and indemnities of each of BreakingPoint and the Company. The Merger Agreement also contains certain termination rights for each of the Company and BreakingPoint. In the event of the termination of the Merger Agreement under certain circumstances, the Merger Agreement provides for BreakingPoint to pay to the Company a termination fee in the amount of $6,400,000 or, under certain other circumstances, in the amount of $500,000.

Concurrently with the execution and delivery of the Merger Agreement, certain stockholders of BreakingPoint have entered into side agreements with the Company, Acquisition Subsidiary and BreakingPoint. Pursuant to such agreements, the stockholders made certain representations and warranties and agreed to certain indemnities, covenants and releases for the benefit of the Company and Acquisition Subsidiary. In addition, certain of the stockholders who signed side agreements have also entered into four-year non-compete agreements with the Company that will become effective upon the closing of the Merger. In connection with the transaction, five BreakingPoint employees have also entered into employment agreements with BreakingPoint that will become effective upon the closing.

The Merger Agreement has been approved by the Boards of Directors of the Company, Acquisition Subsidiary and BreakingPoint. The consummation of the Merger is subject to customary closing conditions, including expiration or termination of the waiting period under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Merger Agreement provides for the closing to occur on July 30, 2012, or on such other date (which shall in any event be within five business days after the satisfaction or waiver of all applicable conditions to closing set forth in the Merger Agreement, subject to certain exceptions) as may be agreed among the Company, Acquisition Subsidiary and BreakingPoint, provided that the parties have certain rights to terminate the Merger Agreement if the closing does not occur on or before December 31, 2012.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Form 8-K”).

Item 2.02 Results of Operations and Financial Condition

On July 2, 2012, the Company issued a press release that included the Company’s announcement of certain preliminary financial results for the Company’s second quarter ended June 30, 2012. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Form 8-K”).

The information in this Item 2.02 and in Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 7.01.    Regulation FD Disclosure.

On July 2, 2012, the Company issued a press release that included the Company’s announcement that it had entered into an agreement to acquire BreakingPoint. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The Company will host a conference call on July 2, 2012, at 8:00 a.m. Eastern Time to discuss certain financial and other information relating to the planned acquisition. A copy of the investor presentation prepared by the Company for use during the call is furnished as Exhibit 99.2 to this Form 8-K.

The information in this Item 7.01 and in Exhibits 99.1 and 99.2 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall they be deemed incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

The following Exhibit 2.1 is filed, and the following Exhibits 99.1 and 99.2 are furnished, as a part of this Form 8-K:

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of June 30, 2012, by and among the Company, BreakingPoint Systems, Inc., Camden Acquisition Corp. and Desmond P. Wilson III, as the Representative (schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K, and the Company agrees to furnish a copy of any such schedule supplementally to the Commission upon request)

99.1	Press Release of the Company as issued on July 2, 2012

99.2	Investor Presentation of the Company dated July 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia

Dated: July 2, 2012	By:	/s/ Thomas B. Miller
Thomas B. Miller
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of June 30, 2012, by and among the Company, BreakingPoint Systems, Inc., Camden Acquisition Corp. and Desmond P. Wilson III, as the Representative (schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K, and the Company agrees to furnish a copy of any such schedule supplementally to the Commission upon request)

99.1	Press Release of the Company as issued on July 2, 2012

99.2	Investor Presentation of the Company dated July 2012